UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 16, 2018
Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, Second Floor, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended, or Rule 12b-2 of the Exchange Act.
Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ⃞

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 16, 2018, Anworth Mortgage Asset Corporation (“Anworth”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended:

1.	The six nominees proposed by the Board of Directors were elected as directors to hold office until the next annual meeting of stockholders or until their successors have been duly elected and qualified by the following final voting results:
Nominee	For	Against	Abstain
Lloyd McAdams	49,759,676	2,965,371	441,219
Lee A. Ault, III	47,170,392	5,531,257	464,617
Joe E. Davis	48,645,700	4,058,118	462,448
Robert C. Davis	50,917,021	1,807,282	441,963
Mark S. Maron	50,989,315	1,711,981	464,970
Joseph E. McAdams	49,015,057	3,671,620	479,589
2.

The advisory vote to approve the compensation of our Named Executive Officers was approved. The proposal received the following final voting results: for: 37,183,108; against: 14,977,469; and abstentions: 1,005,689.

3.

The ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 was approved. The proposal received the following final voting results: for: 86,219,063; against: 1,335,597; and abstentions: 1,250,552.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit 99.1

Press release dated May 18, 2018 announcing the final voting results of Anworth’s 2018 Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date:	May 18, 2018	By:	/s/ Lloyd McAdams
Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description

99.1	Press Release dated May 18, 2018 announcing the final voting results of Anworth’s 2018 Annual Meeting.